UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2016
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120-0748
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 28, 2016, Taylor Devices, Inc. held its Annual Meeting of Shareholders.  The shareholders of Taylor Devices, Inc. common stock elected Douglas P. Taylor  and Randall L. Clark as Class 3 directors, to serve a three-year term expiring in 2019.

        1,658,005 votes were cast for Mr. Taylor and 51,839 votes were withheld.  Broker non-votes were 868,733.
        1,453,800 votes were cast for Mr. Clark and 256,044 votes were withheld.  Broker non-votes were 868,733.

The second matter voted upon at the meeting was the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2017.

        2,423,960 votes were cast  for Lumsden & McCormick, LLP, 147,727 votes were cast  against and 6,890 votes abstained.

The third matter voted upon was the approval of the non-binding advisory resolution approving the compensation of the Company's named executive officers.

        1,547,047 votes were cast  for the non-binding advisory resolution, 99,413 votes were cast  against and 63,384 votes abstained.  Broker non-votes were 868,733.

The fourth matter voted upon was the frequency of future advisory votes on the compensation of the Company's named executive officers.

        670,145 votes were cast  for a frequency of 1 year, 21,185  votes were cast  for a frequency of   2 years, 992,935 votes were cast for a frequency of  3 years and 25,579 votes abstained.
        Broker non-votes were 868,733.

The Company will hold advisory votes on the compensation of the Company's named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)

Date: November 1, 2016	By: /s/ Douglas P. Taylor
Douglas P. Taylor, President and Chief Executive Officer